Exhibit 99.1

MIVA, Inc.	Press Release

U.S. MIVA Investor Relations Contact

Peter Weinberg

peter.weinberg@miva.com

(239) 561-7229

MIVA Announces Second Quarter 2006 Results

FORT MYERS, Fla. – August 9, 2006 – MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 Financial Results Summary:

•	Revenue of $41.4 million;
•	Estimated non-cash impairment charge in the amount of $63.7 million;
•	GAAP net loss of $(2.29) per diluted share or $73.0 million;
•	Adjusted EBITDA(1) loss of $3.6 million;
•	Adjusted net loss(1) of $(0.27) per diluted share; and
•	Cash, cash equivalents and short-term investments at June 30, 2006, of approximately $36.9 million, compared to $39.7 million at March 31, 2006.

“As previously reported, revenue in the second quarter was below our expectations due primarily to lower than anticipated click-through revenue from MIVA Media Europe. The lower European revenue was the result of an overall decrease in traffic volume and a decline in revenue per click. In the near-term, we expect challenges regarding consistency on the revenue front; however, we have made progress in our plan to reduce our expense structure,” said Peter Corrao, chief executive officer of MIVA. “By managing our costs, we believe we will be better positioned to drive margin expansion in the longer-term.”

Recent Business Highlights

•	Initiated a global restructuring and integration plan, which is expected to reduce annualized cash expenses by approximately $6 million.
•

Signed new partnerships in the U.S. with a number of properties including: WorldNews, a global online news resource; Magic Yellow, a local and national Yellow Pages Directory; YAIA Comunicaciones, a Hispanic multi-category entertainment destination; Quintura, a provider of next generation web search applications; and Funmobile, a mobile entertainment developer and messaging service provider.

•	Signed an exclusive partnership in the U.K. with Emap Automotive’s leading online brand.

•	Increased capacity and reduced latency across the U.S. and European networks.
•	Introduced an additional data center in the U.S. to facilitate load balancing.
•	Launched MIVA Merchant Fast Track, an e-commerce solution that enables small web businesses to develop and manage their online stores.
•	Announced the appointment of S. Brian Mukherjee as Senior Vice President, North America.
•	Announced new nominees to the MIVA board including Peter A. Corrao, MIVA’s chief executive officer, Mark W. Opzoomer, Dr. Adele Goldberg and Joseph P. Durrett.

Second Quarter Results

The Company recorded an estimated non-cash impairment charge related to goodwill and other intangible assets for MIVA Media Europe in the amount of $63.7 million, or $(2.00) per diluted share. The final measurement of the impairment has yet to be completed; therefore as permitted by SFAS 142, the estimated impairment charge represents management’s current best estimate as to the actual impairment, which may be higher or lower than the estimated charge. Upon finalization of the actual impairment charge in the third quarter of 2006, the Company will record any resulting increase or decrease to the estimated charge. After recording the estimated impairment charge, MIVA Media Europe’s other intangible assets were eliminated, with the balance of goodwill being approximately $13.6 million.

Revenue was $41.4 million in Q2 2006, compared to revenue of $44.4 million in Q1 2006.

GAAP net loss was $73.0 million, or $(2.29) per diluted share in Q2 2006, which includes the estimated $63.7 million non-cash impairment charge. This compares to GAAP net loss of $3.8 million, or $(0.12) per diluted share in Q1 2006.

Adjusted EBITDA, excluding the estimated non-cash impairment charge, was a loss of $3.6 million in Q2 2006, compared to Adjusted EBITDA of $0.5 million in Q1 2006.

Adjusted net loss, excluding the estimated non-cash impairment charge, was $(0.27) per diluted share in Q2 2006, compared to Adjusted net loss of $(0.03) per diluted share in Q1 2006.

Operating expenses reflect the impact of non-cash stock compensation expense of $3.3 million in Q2 2006, which includes $2.1 million from accelerated vesting of restricted stock units in connection with severance for certain former executives. Additionally, Q2 2006 operating expenses reflect $2.5 million in cash severance charges including $1.9 million related to executive severance and $0.6 million related to the Company’s global restructuring and integration plan.

Operating expenses, excluding the non-cash stock compensation charge and the estimated non-cash impairment charge, were $27.3 million in Q2 2006, compared to $25.1 million, excluding the non-cash stock compensation charge, for Q1 2006.

Amortization expense in Q2 2006 was $2.3 million, compared to $2.2 million for Q1 2006. Amortization expense in Q2 2006 included $1.5 million for acquired intangible assets and $0.8 million for capitalized and purchased software.

(1) MIVA believes that “Adjusted EBITDA” and “Adjusted net income/loss” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions, and the commencement in the first quarter of 2006 of expensing stock options granted to employees. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation, and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization, plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures.

Business Outlook

The Company’s goal is to drive margin expansion, in part by reducing expenses. During the second quarter the Company initiated its global restructuring and integration plan which is expected to result in an annualized cash savings of approximately $6 million. By managing its expense structure, the Company believes it will be better positioned to drive margin expansion in the longer-term.

Estimated Q3 2006 revenue range: $38 to $40 million

Operating Metrics

MIVA reports two operating metrics to provide better insight into the progress of its business: Paid Click-throughs and Active Relationships.

Quarter	Paid Click-throughs (in millions)	Active Relationships +

Q2 2005	217	87,000
Q3 2005	206	90,000
Q4 2005	219	90,000
Q1 2006	248	90,000
Q2 2006	256	85,000
+

MIVA defines active relationships for a fiscal quarter to be those that have had a paying transaction with the Company during the quarter, including the active advertiser accounts of MIVA’s private label partners.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on August 9, 2006, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Peter Weinberg, MIVA’s vice president of Investor Relations, at peter.weinberg@miva.com.

About MIVA®, Inc.

MIVA (NASDAQ:MIVA) is a leading independent online advertising network, dedicated exclusively to helping businesses grow. MIVA connects millions of buyers with sellers at exactly the right place and time. MIVA delivers qualified leads to advertisers, helps maximize revenue for partners, facilitates commerce for online merchants and provides relevant information to customers. The Company operates in North America, Europe and Asia.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “plan,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005 and its most recent Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA” and “Adjusted Net Income,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these two financial measures to net income and net income per share for the six months ended June 30, 2006 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.

All other marks properties of their respective companies.

# # #

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30th, 2006	Three Months Ended June 30th, 2005	Six Months Ended June 30th, 2006	Six Months Ended June 30th, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$41,422	$48,790	$85,834	$106,978
Cost of services	21,413	25,861	42,845	57,102

Gross profit	20,009	22,929	42,989	49,876
Operating expenses
Marketing, sales, and service	13,801	9,157	25,706	17,049
General and administrative	12,178	10,961	22,617	20,864
Product development	2,373	2,304	4,597	4,297
Impairment loss on goodwill and other intangible assets	63,680	118,895	63,680	118,895
Patent litigation	—	8,000	—	8,000
Amortization	2,258	1,942	4,452	3,917

Total operating expenses	94,290	151,259	121,052	173,022

Income (loss) from operations	(74,281)	(128,330)	(78,063)	(123,146)
Interest income, net	207	178	373	279
Exchange rate gain (loss)	67	(73)	90	(135)

Income (loss) before provision for income taxes	(74,007)	(128,225)	(77,600)	(123,002)
Income tax benefits	(1,026)	(2,991)	(799)	(969)

Net income (loss)	$(72,981)	$(125,234)	$(76,801)	$(122,033)

Net income (loss) per share
Basic	$(2.29)	$(4.08)	$(2.44)	$(3.98)

Diluted	$(2.29)	$(4.08)	$(2.44)	$(3.98)

Weighted-average number of common shares outstanding
Basic	31,830	30,702	31,511	30,658

Diluted	31,830	30,702	31,511	30,658

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2006

	(unaudited)	(unaudited)
Revenues	$41,422	$44,412
Cost of services	21,413	21,432

Gross profit	20,009	22,980
Operating expenses
Marketing, sales, and service	13,801	11,905
General and administrative	12,178	10,439
Product development	2,373	2,224
Impairment loss on goodwill and other intangible assets	63,680	—
Amortization	2,258	2,194

Total operating expenses	94,290	26,762

Income (loss) from operations	(74,281)	(3,782)
Interest income, net	207	166
Exchange rate gain (loss)	67	23

Income (loss) before provision for income taxes	(74,007)	(3,593)
Income tax expense (benefit)	(1,026)	227

Net income (loss)	$(72,981)	$(3,820)

Net income (loss) per share
Basic	$(2.29)	$(0.12)

Diluted	$(2.29)	$(0.12)

Weighted-average number of common shares outstanding
Basic	31,830	31,188

Diluted	31,830	31,188

MIVA, Inc.

Reconciliation to Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Additional information:
Adjusted EBITDA	$(3,604)	$1,859	$(3,133)	$10,250

Adjusted net income (loss)	$(8,584)	$(274)	$(9,507)	$4,131

Adjusted net income (loss) per share	$(0.27)	$(0.01)	$(0.30)	$0.13

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005

	(unaudited)	(unaudited)
Additional information:
Adjusted EBITDA	$(3,604)	$471

Adjusted net income (loss)	$(8,584)	$(923)

Adjusted net income (loss) per share	$(0.27)	$(0.03)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(72,981)	$(125,234)	$(76,801)	$(122,033)
Interest income, net and exchange rate gain	(274)	(105)	(463)	(144)
Taxes	(1,026)	(2,991)	(799)	(969)
Depreciation	1,392	1,352	2,739	2,584
Amortization	2,258	1,942	4,452	3,917

EBITDA	(70,631)	(125,036)	(70,872)	(116,645)
Impairment loss on goodwill and other intangible assets	63,680	118,895	63,680	118,895
Patent litigation	—	8,000	—	8,000
Non-cash stock compensation charge	3,347	—	4,969	—
Gain on lease termination	—	—	(910)	—

Adjusted EBITDA	$(3,604)	$1,859	$(3,133)	$10,250

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005

	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(72,981)	$(3,820)
Interest income, net and exchange rate gain	(274)	(189)
Taxes	(1,026)	227
Depreciation	1,392	1,347
Amortization	2,258	2,194

EBITDA	(70,631)	(241)
Impairment loss on goodwill and other intangible assets	63,680	—
Non-cash stock compensation charge	3,347	1,622
Gain on lease termination	—	(910)

Adjusted EBITDA	$(3,604)	$471

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net income (loss)	$(72,981)	$(125,234)	$(76,801)	$(122,033)
Impairment loss on goodwill and other intangible assets	63,680	118,895	63,680	118,895
Amortization	2,258	1,942	4,452	3,917
Patent litigation	—	8,000	—	8,000
Non-cash stock compensation charge	3,347	—	4,969	—
Gain on lease termination	—	—	(910)	—
Tax effect of above adjustments	(4,888)	(3,877)	(4,897)	(4,648)

Adjusted net income (loss)	$(8,584)	$(274)	$(9,507)	$4,131

Adjusted net income (loss) per share	$(0.27)	(0.01)	$(0.30)	0.13
Shares used in per share calculation - diluted	31,830	30,702	31,511	30,658

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005

	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net income (loss)	$(72,981)	$(3,820)
Impairment loss on goodwill and other intangible assets	63,680	—
Amortization	2,258	2,194
Non-cash stock compensation charge	3,347	1,622
Gain on lease termination	—	(910)
Tax effect of above adjustments	(4,888)	(9)

Adjusted net income (loss)	$(8,584)	$(923)

Adjusted net income (loss) per share	$(0.27)	$(0.03)
Shares used in per share calculation - diluted	31,830	31,188

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	June 30, 2006	December 31, 2005

	(unaudited)
ASSETS
CURRENT ASSETS
Cash, cash equivalents & short-term investments	$36,883	$38,436
Accounts receivable, less allowance for doubtful accounts of $1,210 and $1,904 at June 30, 2006 and December 31, 2005, respectively	20,880	22,387
Deferred tax assets	333	1,140
Income tax receivable	1,891	7,105
Prepaid expenses and other current assets	1,768	1,263

Total current assets	61,755	70,331
PROPERTY AND EQUIPMENT - NET	17,005	17,019
INTANGIBLE ASSETS - NET	37,264	98,830
DEFERRED TAX ASSETS, NET OF VALUATION ALLOWANCE	764	3,553
OTHER ASSETS	1,034	1,059

Total assets	$117,822	$190,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$32,587	$33,311
Deferred revenue	3,278	3,469
Current portion of long-term debt	1,322	1,240
Other current liabilities	—	831

Total current liabilities	37,187	38,851
DEFERRED TAX LIABILITIES	—	3,636
LONG-TERM DEBT AND OTHER LONG-TERM LIABILITIES	1,018	1,792

Total liabilities	38,205	44,279

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 32,157 and 31,099, respectively; outstanding 31,720 and 31,001, respectively	32	31
Additional paid-in capital	256,443	250,465
Treasury stock; 437 and 98 shares at cost, respectively	(2,511)	(1,093)
Accumulated other comprehensive income	4,109	(1,235)
Retained earnings (deficit)	(178,456)	(101,655)

Total stockholders’ equity	79,617	146,513

Total liabilities and stockholders’ equity	$117,822	$190,792